EXHIBIT 99.1

Weyland Tech Enters Into Strategic Agreement

Hong Kong, October 28, 2015 -- Weyland Tech Inc. (OTC Markets: WEYL) ("Weyland Tech" or the "Company"), a provider of mobile business applications, announces that it has signed a letter of intent for a strategic licensing agreement with Uklipz Social Media Inc. (“Uklipz”). Uklipz has developed a proprietary video social media marketing platform.

Uklipz, www.uklipz.com, is pioneering an innovative new approach to user generated video content curation that will reinvent the way brands and people connect in a way that has not been possible until now.

“With our license agreement, we’ve taken an incredibly giant leap forward in the emerging $77 billion dollar market place”, according to Stewart Irvine, Uklipz’s  CEO, “The fusion of our combined technologies will deliver a simple and easy solution for the 8 in 10 small businesses that don't have a mobile solution or app.”

A report by Endurance International Group, states that 78% of U.S. small-business respondents said their businesses did not have a mobile solution or app and that 71% felt that having one would have a positive impact on business.

Weyland Tech will be exclusive licensee of the Uklipz platform for the Asia region and Uklipz will also be responsible for launching Weyland Tech's CreateApp platform in North America with a specific focus on Spanish speaking Small-Medium-sized-Businesses ("SMB's").

A formal agreement is expected to be signed within 45 days.

About Weyland Tech  Inc.

Weyland Tech's CreateApp platform is focused on the Asia markets. Our CreateApp platform is offered in 11 languages and enables small-medium-sized businesses ("SME's") to create a mobile application ("app") without the need of technical knowledge and background.

CreateApp can increase sales, reach more customers and promote their products and services via a simple easy to build mobile app at an affordable and cost-effective manner.

About Uklipz Social Media Inc.

Uklipz is a powerful new approach to video content curation that will reinvent the way brands engage with consumers to connect and create videos in a way that hasn’t been possible until... now.

Uklipz is the first, end-to-end solution that enables brands to curate content in real time, engage and involve consumers, while product fans get rewarded for their loyalty. Uklipz monetizes the more than 2 Billion people with smartphones around the world to become “Brand Ambassadors” for the companies, products and services they already use and love.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

Investor Relations

info@weyland-tech.com